UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2024

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2024, Evolution Petroleum Corporation (the “Company”) entered into separate Purchase and Sale Agreements (“PSAs”) with Red Sky Resources III, LLC, Red Sky Resources IV, LLC, and Coriolis Energy Partners I, LLC. Pursuant to the PSAs, the Company will acquire non-operating working interests in oil and natural gas assets in the SCOOP and STACK plays in central Oklahoma for a combined purchase price of approximately $43.5 million in cash. Contemporaneous with the execution of the PSAs, the Company paid deposits totaling $3.26 million. The Company expects to fund the balance of the consideration to be paid in the transactions with a combination of cash on hand and borrowings under its senior secured credit facility.

The acquired assets consist of an average working interest of approximately 3% net to Evolution, in 230 producing wells in the SCOOP and STACK plays of the Anadarko Basin in Blaine, Canadian, Carter, Custer, Dewey, Garvin, Grady, Kingfisher, McClain, and Stephens counties, Oklahoma. The acquisitions also include approximately 3,700 net acres with more than 300 associated potential drilling opportunities. The acquired assets currently produce approximately 1,550 barrels of oil equivalent per day, with a commodity mix of approximately 42% oil, 43% natural gas, and 15% natural gas liquids.

The effective date of these acquisitions is November 1, 2023 and each transaction is expected to close in mid-February during the Company’s third quarter of fiscal 2024. The PSAs governing each transaction contain customary representations and warranties, covenants, indemnification, closing conditions and termination provisions and also provide for various purchase price adjustments to be calculated as of the closing date.

The foregoing description of the PSAs and the transactions contemplated therein does not purport to be complete and is qualified in its entirety by reference to the PSAs, which will be filed at a later date.

There is no assurance that the Company will complete all or any of these acquisitions on the terms contemplated in this Current Report on Form 8-K or at all.

Item 7.01 Regulation FD Disclosure.

On January 9, 2024, the Company issued a press release disclosing the transactions. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 7.01. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Evolution Petroleum Corporation Press Release dated January 9, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: January 10, 2024	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer